Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 19, 2023 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $21.9 million, or 27 cents per diluted share, for the second quarter ended June 30, 2023, compared with $31.7 million, or 39 cents per diluted share, for the second quarter of 2022. For the six-month period ended June 30, 2023, net income was $44.4 million, or 55 cents per diluted share, compared with $59.2 million, or 72 cents per diluted share, for the 2022 six-month period.

Operating revenue was $285.7 million for the second quarter of 2023 compared with $329.6 million for the second quarter of 2022. Excluding fuel surcharges, operating revenue was $248.6 million for the 2023 quarter compared with $269.1 million for the 2022 quarter. Fuel surcharge revenue decreased to $37.0 million for the 2023 quarter from $60.4 million for the 2022 quarter due to significantly lower fuel prices.

Operating revenue was $583.7 million for the first six months of 2023 compared with $616.8 million for the first six months of 2022. Excluding fuel surcharges, operating revenue was $503.6 million for the 2023 period compared with $514.4 million for the 2022 period. Fuel surcharge revenue decreased to $80.1 million for the 2023 period compared with $102.4 million for the 2022 period.

Operating income was $28.2 million for the second quarter of 2023 compared with $40.9 million for the second quarter of 2022 – the highest amount for any quarter in Marten’s history.

Operating income was $57.2 million for the first six months of 2023 compared with $76.8 million for the first six months of 2022.

Operating expenses as a percentage of operating revenue were 90.1% for the 2023 quarter and 87.6% for the 2022 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 88.7% for the 2023 quarter and 84.8% for the 2022 quarter – the best ratio for any quarter since Marten became a public company in 1986.

Operating expenses as a percentage of operating revenue were 90.2% for the first six months of 2023 and 87.6% for the first six months of 2022. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 88.6% for the 2023 period and 85.1% for the 2022 period.

Executive Chairman Randolph L. Marten stated, “While the soft freight market demand, excess capacity and inflationary costs continue to put considerable pressure on industry pricing, volumes and margins, we recorded our second-highest second quarter operating revenue and net income in our history.”

“The disciplined execution of our unique business model by our talented people utilizing our adaptive and proprietary operating technology, along with our emphasis on operating efficiencies and cost controls, are key strengths to our minimizing the current impact of the weak freight market on our operations -- and are also strengths that we will maintain as we invest in and position our premium service solutions to capitalize on profitable organic growth opportunities as the market necessarily recovers.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,528	$80,600
Receivables:
Trade, net	111,577	120,702
Other	10,646	7,218
Prepaid expenses and other	29,208	27,320
Total current assets	231,959	235,840

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,122,659	1,074,832
Accumulated depreciation	(352,139)	(346,665)
Net property and equipment	770,520	728,167
Other noncurrent assets	1,605	1,672
Total assets	$1,004,084	$965,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,107	$37,299
Insurance and claims accruals	47,665	45,747
Accrued and other current liabilities	47,248	41,264
Total current liabilities	131,020	124,310
Deferred income taxes	132,737	137,041
Noncurrent operating lease liabilities	307	409
Total liabilities	264,064	261,760

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,301,468 shares at June 30, 2023, and 81,115,132 shares at December 31, 2022, issued and outstanding	813	811
Additional paid-in capital	48,663	47,188
Retained earnings	690,544	655,920
Total stockholders’ equity	740,020	703,919
Total liabilities and stockholders’ equity	$1,004,084	$965,679

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2023	2022	2023	2022

Operating revenue	$285,672	$329,565	$583,695	$616,846

Operating expenses (income):
Salaries, wages and benefits	96,332	96,460	194,848	185,809
Purchased transportation	48,299	67,480	102,402	124,790
Fuel and fuel taxes	42,215	61,337	89,011	105,705
Supplies and maintenance	17,408	13,352	33,395	25,665
Depreciation	29,427	26,865	58,957	53,008
Operating taxes and licenses	2,756	2,663	5,524	5,303
Insurance and claims	12,481	13,443	27,551	26,147
Communications and utilities	2,510	2,239	5,041	4,504
Gain on disposition of revenue equipment	(3,550)	(4,812)	(8,796)	(9,352)
Other	9,581	9,601	18,539	18,472

Total operating expenses	257,459	288,628	526,472	540,051

Operating income	28,213	40,937	57,223	76,795

Other	(1,077)	(36)	(1,921)	(43)

Income before income taxes	29,290	40,973	59,144	76,838

Income taxes expense	7,416	9,312	14,768	17,644

Net income	$21,874	$31,661	$44,376	$59,194

Basic earnings per common share	$0.27	$0.39	$0.55	$0.72

Diluted earnings per common share	$0.27	$0.39	$0.55	$0.72

Dividends declared per common share	$0.06	$0.06	$0.12	$0.12

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2023	2022	2023 vs. 2022	2023 vs. 2022
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$101,268	$101,808	$(540)	(0.5)%
Truckload fuel surcharge revenue	15,870	25,164	(9,294)	(36.9)
Total Truckload revenue	117,138	126,972	(9,834)	(7.7)

Dedicated revenue, net of fuel surcharge revenue	87,437	84,389	3,048	3.6
Dedicated fuel surcharge revenue	17,548	25,966	(8,418)	(32.4)
Total Dedicated revenue	104,985	110,355	(5,370)	(4.9)

Intermodal revenue, net of fuel surcharge revenue	18,754	27,681	(8,927)	(32.2)
Intermodal fuel surcharge revenue	3,611	9,286	(5,675)	(61.1)
Total Intermodal revenue	22,365	36,967	(14,602)	(39.5)

Brokerage revenue	41,184	55,271	(14,087)	(25.5)

Total operating revenue	$285,672	$329,565	$(43,893)	(13.3)%

Operating income:
Truckload	$9,569	$16,088	$(6,519)	(40.5)%
Dedicated	14,173	14,039	134	1.0
Intermodal	(165)	4,097	(4,262)	(104.0)
Brokerage	4,636	6,713	(2,077)	(30.9)
Total operating income	$28,213	$40,937	$(12,724)	(31.1)%

Operating ratio:
Truckload	91.8%	87.3%
Dedicated	86.5	87.3
Intermodal	100.7	88.9
Brokerage	88.7	87.9
Consolidated operating ratio	90.1%	87.6%

Operating ratio, net of fuel surcharges:
Truckload	90.6%	84.2%
Dedicated	83.8	83.4
Intermodal	100.9	85.2
Brokerage	88.7	87.9
Consolidated operating ratio, net of fuel surcharges	88.7%	84.8%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2023	2022	2023 vs. 2022	2023 vs. 2022
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$203,588	$196,978	$6,610	3.4%
Truckload fuel surcharge revenue	34,176	42,784	(8,608)	(20.1)
Total Truckload revenue	237,764	239,762	(1,998)	(0.8)

Dedicated revenue, net of fuel surcharge revenue	174,268	162,810	11,458	7.0
Dedicated fuel surcharge revenue	37,166	44,305	(7,139)	(16.1)
Total Dedicated revenue	211,434	207,115	4,319	2.1

Intermodal revenue, net of fuel surcharge revenue	42,155	53,286	(11,131)	(20.9)
Intermodal fuel surcharge revenue	8,799	15,323	(6,524)	(42.6)
Total Intermodal revenue	50,954	68,609	(17,655)	(25.7)

Brokerage revenue	83,543	101,360	(17,817)	(17.6)

Total operating revenue	$583,695	$616,846	$(33,151)	(5.4)%

Operating income:
Truckload	$19,610	$31,659	$(12,049)	(38.1)%
Dedicated	27,857	24,684	3,173	12.9
Intermodal	622	9,133	(8,511)	(93.2)
Brokerage	9,134	11,319	(2,185)	(19.3)
Total operating income	$57,223	$76,795	$(19,572)	(25.5)%

Operating ratio:
Truckload	91.8%	86.8%
Dedicated	86.8	88.1
Intermodal	98.8	86.7
Brokerage	89.1	88.8
Consolidated operating ratio	90.2%	87.6%

Operating ratio, net of fuel surcharges:
Truckload	90.4%	83.9%
Dedicated	84.0	84.8
Intermodal	98.5	82.9
Brokerage	89.1	88.8
Consolidated operating ratio, net of fuel surcharges	88.6%	85.1%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2023	2022	2023	2022
Truckload Segment:
Revenue (in thousands)	$117,138	$126,972	$237,764	$239,762
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,472	$5,080	$4,521	$5,030
Average tractors(1)	1,742	1,542	1,742	1,515
Average miles per trip	505	509	507	514
Non-revenue miles percentage(2)	12.4%	10.7%	12.5%	10.6%
Total miles (in thousands)	39,321	36,752	77,558	72,124

Dedicated Segment:
Revenue (in thousands)	$104,985	$110,355	$211,434	$207,115
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,986	$4,072	$3,973	$3,962
Average tractors(1)	1,687	1,594	1,696	1,589
Average miles per trip	332	341	332	341
Non-revenue miles percentage(2)	1.3%	1.0%	1.2%	1.1%
Total miles (in thousands)	34,833	34,134	68,909	66,887

Intermodal Segment:
Revenue (in thousands)	$22,365	$36,967	$50,954	$68,609
Loads	6,267	8,703	13,544	16,997
Average tractors	170	175	175	169

Brokerage Segment:
Revenue (in thousands)	$41,184	$55,271	$83,543	$101,360
Loads	22,718	25,322	43,406	45,006

At June 30, 2023 and June 30, 2022:
Total tractors(1)	3,516	3,395
Average age of company tractors (in years)	1.7	1.6
Total trailers	5,786	5,521
Average age of company trailers (in years)	4.2	3.6
Ratio of trailers to tractors(1)	1.6	1.6
Total refrigerated containers	791	784

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2023	2022	2023	2022

Net cash provided by operating activities	$48,969	$58,730	$98,201	$98,670
Net cash (used for) investing activities	(60,359)	(35,413)	(88,639)	(35,004)
Net cash (used for) financing activities	(4,370)	(21,470)	(9,634)	(52,287)

Weighted average shares outstanding:
Basic	81,263	81,689	81,236	82,310
Diluted	81,412	82,015	81,394	82,617

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 98 and 85 tractors as of June 30, 2023 and 2022, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.